UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2007

STERLING BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

TEXAS	0-20750	74-2175590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 North Loop West, Suite 600

Houston, Texas 77092

(Address of principal executive offices) (Zip Code)

(713) 466-8300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

Effective as of October 29, 2007, the Board of Directors of Sterling Bancshares, Inc. (the “Company”) amended Article VI of the Company’s Amended and Restated Bylaws (the “Bylaws”) to allow for the issuance of uncertificated shares of the Company’s capital stock. The amendment to the Bylaws makes it possible for the Company to participate in the Direct Registration System, currently administered by The Depository Trust Company. The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with the transfer of physical certificates. The amendment to the Bylaws also provides that each registered shareholder shall be entitled to a physical stock certificate upon request to the transfer agent or registrar of the Company.

The full text of the Amended and Restated Bylaws is filed as Exhibit 3.1 to this Current Report on Form 8-K, and amended Article VI thereof is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Sterling Bancshares, Inc. (as of October 29, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Sterling Bancshares, Inc.

Date: October 30, 2007	By:	/s/ James W. Goolsby, Jr.
James W. Goolsby, Jr.
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Sterling Bancshares, Inc. (as of October 29, 2007).